EXHIBIT 10.1

INCREMENTAL AGREEMENT

This INCREMENTAL AGREEMENT (this “Agreement”) dated as of February 7, 2017, is among Vine Oil & Gas LP, a Delaware limited partnership (the “Borrower”), the Superpriority Lenders under the Credit Agreement described below that are party hereto and HSBC Bank USA, National Association, as Administrative Agent for the Lenders, as Issuing Bank and Swingline Lender (each term as defined in the Credit Agreement referred to below).

PRELIMINARY STATEMENT

WHEREAS, the Borrower, the Administrative Agent, the Collateral Agent, the Swingline Lender, the Issuing Bank and the Lenders are parties to that certain Credit Agreement dated as of November 25, 2014, as heretofore amended (as so amended, the “Credit Agreement”);

WHEREAS, Section 2.16(c) of the Credit Agreement provides that the Borrower may at any time after the two year anniversary of the Closing Date elect to add one or more new tranches of Superpriority Commitments in a maximum aggregate amount not exceeding the amount described therein, subject to the terms and conditions set forth in Section 2.16(c) of the Credit Agreement (each, a “Superpriority Incremental Facility”);

WHEREAS, each Person identified on Schedule 1 hereto (each, a “Superpriority Lender” and collectively, the “Superpriority Lenders”) has agreed (on a several and not joint basis), subject to the terms and conditions set forth herein and in the Credit Agreement, to provide a Superpriority Commitment in the amount set forth opposite such Superpriority Lender’s name on Schedule 1 hereto (and the total amount of Superpriority Commitments made pursuant to this Agreement shall be $150,000,000);

WHEREAS, Section 2.16(d) of the Credit Agreement permits certain amendments and modifications to the Credit Agreement with the consent of the Superpriority Lenders, the Administrative Agent and the Borrower;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties agree as follows:

Section 1.    Definitions. Unless otherwise defined in this Agreement, each capitalized term used in this Agreement has the meaning assigned to such term in the Credit Agreement.

Section 2.    Superpriority Incremental Facility.

(a)    This Agreement implements the Superpriority Incremental Facility referred to in Section 2.16(c) of the Credit Agreement, and the Borrower and each Superpriority Lender hereby agree that, subject to the satisfaction of the conditions in Section 6 hereof, on the Incremental Agreement Effective Date (as defined below), the Superpriority Commitment of each such Superpriority Lender shall become effective.

(b)    Each Superpriority Lender, severally and not jointly, hereby (i) becomes a Lender under the Credit Agreement as of the Incremental Agreement Effective Date with a Superpriority Commitment in the amount set forth on Schedule 1 attached hereto and (ii) agrees that it shall be deemed to be, and hereby becomes as of the Incremental Agreement Effective Date, a party in all respects to the Credit Agreement and the other Credit Documents to which the Lenders are party.

(c)    Each Superpriority Lender, severally and not jointly, (a) represents and warrants as of the Incremental Agreement Effective Date that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement and to become a Superpriority Lender under the Credit Agreement, (ii) from and after the Incremental Agreement Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of its Superpriority Commitment under the Credit Agreement, shall have the obligations of a Lender thereunder, (iii) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Credit Agreement (and this Agreement) on the basis of which it has made such analysis and decision, and (iv) if it is a Non-U.S. Lender, it has provided to the Administrative Agent documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such Superpriority Lender, and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

(d)     Concurrently with the occurrence of the Incremental Agreement Effective Date, each Superpriority Lender shall fund its pro rata portion of the Superpriority Loans as requested in the Notice of Borrowing with respect to the Superpriority Loans.

Section 3.    Other Amendments to the Credit Agreement Upon Incremental Agreement Effective Date. On the Incremental Agreement Effective Date, the Credit Agreement is hereby amended as follows:

(a)    The definition of “Affiliate” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Affiliate” shall mean, (x) with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. and (y) for purposes of Section 13.6(b) and Section 13.6(c) with respect to a Superpriority Lender, any fund or client managed or advised by a Superpriority Lender or Affiliate thereof or by the same Person that manages or advises such Superpriority Lender or Affiliate thereof. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. “Controlling” and “controlled” shall have meanings correlative thereto.”

(b)    The definition of “Borrowing Base Utilization Percentage” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Borrowing Base Utilization Percentage” shall mean, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of (i) the aggregate Total Exposures of all Lenders on such day minus $120,000,000 and (ii) the aggregate amount of Pari Debt outstanding at such time; provided that, the numerator shall not be less than $0, and the denominator of which is the Borrowing Base in effect on such day minus $120,000,000; provided that, the denominator shall not be less than $0.”

(c)    The definition of “Class” set forth in Section 1.1 of the Credit Agreement is amended by adding the following parenthetical at the end thereof:

“(it being understood and agreed that (x) Superpriority Commitments are a separate Class from any Initial Commitments and (y) Superpriority Loans are a separate Class from any Initial Loans).”

(d)    The definition of “Commitment Percentage” set forth in Section 1.1 of the Credit Agreement is amended by adding the following at the end thereof:

“; provided, further, that for purposes of the definition of “Letter of Credit Exposure,” the definition of “Swingline Exposure,” Section 2.1(c), Section 2.15, Section 3.3, Section 3.4, and Section 4.1(a), (i) the Commitment Percentage of each Superpriority Lender shall be zero and (ii) the outstanding Superpriority Loans shall not be included in the calculation of a Lender’s Total Exposure at such time or the aggregate Total Exposures of all Lenders at such time.”

(e)    The definition of “Extension Fee” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Extension Fee” shall mean (x) with respect to the Initial Commitments, a fee equal to 0.25% of (i) the aggregate amount of the Initial Commitments in effect at the time of payment of such fee minus (ii) $120,000,000 and (y) with respect to the Superpriority Loans, a fee equal to 0.25% of the aggregate amount of the Superpriority Loans then outstanding.”

(f)    The definition of “Superpriority Commitment” is amended by deleting “additional revolving” from the definition therein.

(g)    Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions in appropriate alphabetical order as follows:

““Majority Superpriority Lenders” shall mean, at any date, Lenders having or holding a majority of the outstanding principal amount of the Superpriority Loans (excluding the Superpriority Loans of Defaulting Lenders) in the aggregate at such date.”

““Superpriority Incremental Agreement” shall mean the Incremental Agreement, dated as of [            ], 2017, among the Borrower, the Superpriority Lenders party thereto, the Administrative Agent, the Issuing Bank, the Swingline Lender and the Collateral Agent.”

(h)    Section 2.1(a)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(i)    Subject to and upon the terms and conditions herein set forth, each Lender severally, but not jointly, agrees to make Initial Loans and Superpriority Loans denominated in Dollars to the Borrower, which Loans (i) shall be made at any time and from time to time on and after the Closing Date and prior to the Termination Date (or, in the case of the Superpriority Loans, only on the date of effectiveness of the relevant Superpriority Commitments under Section 2.16), (ii) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, ABR Loans or LIBOR Loans; provided that all Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof (other than Superpriority Loans, which may not be reborrowed), (iv) shall not, for any Lender at any time, after giving effect thereto and to the application of the proceeds thereof, result in such Lender’s Total Exposure at such time exceeding such Lender’s Commitment Percentage at such time of the Loan Limit, (v) shall not, after giving effect thereto and to the application of the proceeds thereof, result in the aggregate amount of all Lenders’ Total Exposures at such time exceeding the Loan Limit then in effect; and (vi) in the case of the Loans made on the Closing Date, when aggregated with the aggregate principal amount of all Swingline Loans made on the Closing Date, shall not exceed $10,000,000.”

(i)    Section 2.3(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)    Whenever the Borrower desires to incur Loans (other than Swingline Loans, Mandatory Borrowings or borrowings to repay Unpaid Drawings), the Borrower shall give the Administrative Agent at the Administrative Agent’s Office, (i) (A) in the case of any LIBOR Loans incurred on the Closing Date, prior to 12:00 p.m. (New York City time) at least one Business Day prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Loans and (B) in the case of any LIBOR Loans incurred after the Closing Date, prior to 12:00 noon (New York City time) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Loans (provided that, in the case of Superpriority Loans, such notice period may be shortened with the consent of the Superpriority Lenders and the Administrative Agent) and (ii) written notice (or telephonic notice promptly confirmed in writing) prior to 12:00 p.m. (New York City time) on the date of each Borrowing of Loans that are to be ABR Loans. Such notice (together with each notice of a Borrowing of Swingline Loans pursuant to Section 2.3(b), a “Notice of Borrowing”) shall specify (A) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (B) the date of the Borrowing (which shall be a Business Day), (C) whether the respective Borrowing shall consist of ABR Loans and/or LIBOR Loans and, if LIBOR Loans, the Interest Period to be initially applicable thereto (if no Interest Period is selected, the Borrower shall be deemed to have selected an Interest Period of one month’s duration) and (D) whether such Loans are Initial Loans or Superpriority Loans. The Administrative Agent shall promptly give each applicable Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Loans, of such Lender’s Commitment Percentage thereof with respect to the applicable Class and of the other matters covered by the related Notice of Borrowing.”

(j)    Section 2.5(a) of the Credit Agreement is amended by deleting “Superpriority Incremental Facility” and replacing it with “Superpriority Loans”.

(k)    Section 2.16(c)(viii) of the Credit Agreement is amended by deleting the “.” at the end thereof and replacing it with a “;”.

(l)    Section 2.16(c) of the Credit Agreement is amended by adding the following paragraph at the end thereof:

“provided, further, that a Superpriority Incremental Facility in an aggregate principal amount of $150,000,000 was implemented pursuant to the Superpriority Incremental Agreement and no further Superpriority Incremental Facilities shall be implemented without the consent of each Lender.”

(m)    Section 2.17(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)    The Borrower may at any time after the three year anniversary of the Closing Date elect that the Maturity Date of all of the Commitments and Loans be extended; provided that (i) no Default or Event of Default shall have occurred and be continuing immediately after giving effect to such extension, (ii) the Borrower shall have paid to the Administrative Agent for the benefit of the Extending Lenders an Extension Fee (x) on a pro rata basis in accordance with their respective Extended Commitments and (y) on a pro rata basis in accordance with their respective Superpriority Loans, (iii) the Maturity Date of an Optional Extended Class may not be extended to a date later than the first anniversary of the then effective Maturity Date with respect to the applicable Specified Existing Commitment Class, (iv) the Maturity Date of an Optional Extended Class may not be extended more than twice during the term of this Agreement, (v) the Maturity

Date of an Optional Extended Class shall not be later than the date that is 90 days prior to the maturity of the Indebtedness under the Senior Secured Term Loan B Facility, (vi) the Maturity Date of an Optional Extended Class of Superpriority Loans shall be the Latest Maturity Date as in effect at such time (after giving effect to any concurrent extension thereof) and (viii) the Maturity Date of an Optional Extended Class shall not be later than the maturity date of, and the Weighted Average Life to Maturity of an Optional Extended Class shall not be longer than the Weighted Average Life to Maturity of, (x) any Indebtedness then outstanding under Section 10.1(k), (l) or (q) or (y) any Permitted Refinancing Indebtedness then outstanding under Section 10.1(a). In order to establish an Extended Class pursuant to this Section 2.17(a) (such Extended Class, an “Optional Extended Class”), the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Class) (each, a “Loan Extension Notice”) at least 30 days prior to the then effective Maturity Date with respect to the applicable Specified Existing Commitment Class (or such shorter period as may be agreed by the Administrative Agent). Each Optional Extended Class shall be identical (excluding the Maturity Date thereof) to the applicable Specified Existing Commitment Class (including as to the interest rates and fees payable) and shall be assumed pro rata by each Lender under such Existing Class; provided that (A) all documentation in respect of such Extension Amendment shall be consistent with the foregoing and (B) any Extended Loans of an Optional Extended Class shall participate on a pro rata basis in any voluntary repayments or prepayments of principal of the Loans hereunder and on a pro rata basis in any mandatory repayments or prepayments of Loans hereunder.”

(n)    Section 2.17(b) of the Credit Agreement is amended by deleting “Superpriority Commitments and” from clause (E) therein.

(o)    Section 4.2(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)    Upon at least two Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at the Administrative Agent’s Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, on any day, permanently to terminate or reduce the Commitments of any Class, as determined by the Borrower, in whole or in part; provided that (a) the Borrower shall not terminate or reduce the Initial Commitments unless the Superpriority Loans have been repaid in full or shall be repaid in full concurrently therewith, (b) with respect to the Commitments, any such termination or reduction shall apply proportionately and permanently to reduce the Commitments of each of the Lenders of such Class, except that, notwithstanding the foregoing, (1) the Borrower may allocate any termination or reduction of Commitments among Classes of Commitments either (A) ratably among Classes or (B) first to the Commitments with respect to any Existing Commitments and second to any Extended Commitments and (2) in connection with the establishment on any date of any Extended Commitments pursuant to Section 2.17, (i) the Existing Commitments of each Lender providing any such Extended Commitments on such date shall be reduced in an amount equal to the amount of Specified Existing Commitments so extended on such date by such Lender and (ii) the Existing Commitments of any Lender not providing such Extended Commitments shall be reduced, solely to the extent elected to be reduced by the Borrower pursuant to Section 2.17, among the Class or Classes of Commitments elected by the Borrower (provided that (x) after giving effect to any such reduction and to the repayment of any Loans made on such date, the Total Exposure of any such Lender does not exceed the Commitment of such Lender (such Total Exposure and Commitment in the case of an Extending Lender being determined for purposes of this proviso, for the avoidance of doubt, exclusive of such Extending Lender’s Extended Commitment and any exposure in respect thereof) and (y) for the avoidance of doubt, any such repayment of Loans contemplated by the preceding clause (x) shall be made in compliance with the requirements of Section 5.3(a) with respect to the ratable allocation of payments hereunder, with such allocation being determined after giving effect to any conversion pursuant to Section 2.17 of Existing Commitments and Existing Loans into Extended Commitments and Extended Loans respectively, and prior to any reduction being made to the Commitment of any other Lender), (c) any partial reduction pursuant to this Section 4.2 shall be in the amount of at least $1,000,000 and (d) after giving effect to such termination or reduction and to any prepayments of Loans or cancellation or Cash Collateralization of Letters of Credit made on the date thereof in accordance with this Agreement, the aggregate amount of the Lenders’ Total Exposures shall not exceed the Loan Limit.”

(p)    Section 5.1 of the Credit Agreement is amended by (i) deleting “and” at the end of clause (b), (ii) renumbering clause (c) as clause (d) and (iii) inserting the following as a new clause (c):

“(c)    the Borrower shall not make any prepayment of Superpriority Loans with the direct or indirect proceeds of a Borrowing of Initial Loans made within the 30-day period immediately preceding such prepayment; and”

(q)    Section 5.2(b)(i) of the Credit Agreement is amended by inserting “subject to Section 5.2(c),” after “(ii) the aggregate amount of Pari Debt outstanding at such time exceeds the Borrowing Base, then the Borrower shall,” therein.

(r)    Section 5.2(b)(ii) of the Credit Agreement is amended by inserting “, subject to Section 5.2(c),” after “(ii) the aggregate amount of Pari Debt outstanding at such time exceeds the Borrowing Base, as adjusted, then the Borrower shall” therein.

(s)    Section 5.2(b)(iii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(iii)    If as a result of the issuance of any Pari Debt, the sum of (i) the aggregate Total Exposures of all Lenders and (ii) the aggregate amount of Pari Debt outstanding after giving effect to such issuance exceeds the Borrowing Base, the Borrower shall, on the date it issues such Pari Debt (A) prepay the Initial Loans, and, unless such Pari Debt is Similar Debt (as defined below), prepay the Superpriority Loans, (B) Cash Collateralize such excess as provided in Section 3.7, (c) provide additional Oil and Gas Properties (accompanied by reasonably acceptable Engineering Reports) not evaluated in the most recently delivered Reserve Report (which shall become Mortgaged Properties within the time period prescribed by Section 9.11(d) regardless of whether the Collateral Coverage Minimum is then satisfied) or other Collateral reasonably acceptable to the Administrative Agent and/or (d) prepay Pari Debt, in each case such that after giving effect to such prepayments, such Cash Collateral and/or the Variable Amount Value (as proposed by the Administrative Agent and approved by the Required Lenders in good faith in accordance with their respective usual and customary oil and gas lending criteria as they exist at the particular time) of such additional Oil and Gas Properties, the sum of (i) the aggregate Total Exposures of all Lenders and (ii) the aggregate amount of Pari Debt outstanding does not exceed the Borrowing Base. For purposes hereof, “Similar Debt” means Pari Debt that meets each of the following requirements: (w) scheduled maturity date thereof is no earlier than the latest Maturity Date then in effect for any Loan, (x) such Pari Debt does not otherwise mature or have scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default), prior to the latest Maturity Date then in effect for any Loan, (y) the All-In Yield with respect to such Pari Debt is not higher than the greater of (i) then effective LIBOR Rate plus 5.0% and (ii) the All-In Yield for the Initial Loans immediately prior to the incurrence of such Pari Debt, and (z) the covenants applicable to such Pari Debt are no more restrictive to the Borrower and its Subsidiaries, taken as a whole, than the covenants set forth in this Agreement.”

(t)    Section 5.2(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(c)    Application to Loans. With respect to each prepayment of Loans elected under Section 5.1 or required by Section 5.2, the Borrower may designate (i) the Types and Class of Loans that are to be prepaid and the specific Borrowing(s) being repaid and (ii) the Loans to be prepaid; provided that (A) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, (B) notwithstanding the provisions of the preceding clause (A), no prepayment of Loans shall be applied to the Loans of any Defaulting Lender unless otherwise agreed to in writing by the Borrower, (C) any optional repayment of Loans elected under Section 5.1 which are to be made directly or indirectly with the net cash proceeds from the Disposition of Borrowing Base Properties or Disposition of any Equity Interests in any Restricted Subsidiary or Minority Investment owning Borrowing Base Properties, shall be applied first to prepay outstanding Superpriority Loans, subject to Section 5.2(f) and Section 5.2(g)

below, prior to being applied as a repayment of Loans that are not Superpriority Loans or to Cash Collateralize the Letter of Credit Exposure, and (D) all prepayments required by Section 5.2 shall be applied first to prepay outstanding Superpriority Loans, subject to Section 5.2(f) below, prior to being applied as a repayment of Loans that are not Superpriority Loans or to Cash Collateralize the Letter of Credit Exposure. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the limitations in the proviso above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11. Any amendment, modification or waiver of this Section 5.2(c) that would by its terms alter the priority of payments to the Superpriority Lenders or the pro rata sharing of payments to Superpriority Lenders required hereby, shall require the prior written consent of each Superpriority Lender directly and adversely affected thereby.

(u)    Section 5.2 of the Credit Agreement is amended by inserting the following as a new clause (f):

“(f)    Mandatory Prepayment of Superpriority Loans as an Offer. In lieu of making the mandatory prepayments of Superpriority Loans required pursuant to clauses (i), (ii) or (iii) of Section 5.2(b) or pursuant to Section 5.2(h), or making optional prepayments of Superpriority Loans elected to be made pursuant to Section 5.1 and required to be applied to Superpriority Loans pursuant to clause (C) of the proviso to Section 5.2(c), the Borrower may offer to prepay outstanding Superpriority Loans in an aggregate principal amount equal to the required amount thereof to be prepaid pursuant to clauses (i), (ii) or (iii) of Section 5.2(b) or the amount thereof required to be applied to Superpriority Loans pursuant to clause (C) of the proviso to Section 5.2(c). Promptly after any events triggering a prepayment required by Section 5.2(b)(i), Section 5.2(b)(ii), and at least two Business Days prior to any event triggering a prepayment required by Section 5.2(b)(iii) or Section 5.2(h), or an election to prepay Superpriority Loans pursuant to Section 5.1 and required to be applied to Superpriority Loans pursuant to clause (C) of the proviso to Section 5.2(c), the Borrower shall provide written notice to the Administrative Agent and the Superpriority Lenders of the amount available or required to prepay outstanding Superpriority Loans. Any Superpriority Lender declining such prepayment shall give written notice thereof to the Administrative Agent by 12:00 noon (New York City time) no later than one Business Day after the date of such notice from the Borrower. If a Superpriority Lender does not provide written notice of the acceptance or rejection of such offer of prepayment, such Superpriority Lender is deemed to have accepted such offer of prepayment. Any amendment, modification or waiver of this Section 5.2(f) shall require the prior written consent of each Superpriority Lender directly and adversely affected thereby.”

(v)    Section 5.2 of the Credit Agreement is amended by inserting the following as a new clause (g):

“(g)    Optional Prepayments from Asset Sales. With respect to any optional prepayment of Loans elected under Section 5.1 which are to be made directly or indirectly with the net cash proceeds from the Disposition of Borrowing Base Properties or Disposition of any Equity Interests in any Restricted Subsidiary or Minority Investment owning Borrowing Base Properties, notwithstanding clause (C) of the proviso to Section 5.2(c) above, the Borrower may elect to apply the net cash proceeds thereof in an aggregate amount not to exceed $25,000,000 to first prepay outstanding Loans that are not Superpriority Loans prior to being applied to prepay outstanding Superpriority Loans. Any amendment, modification or waiver of this Section 5.2(g) shall require the prior written consent of each Superpriority Lender directly and adversely affected thereby.

(w)    Section 5.2 of the Credit Agreement is amended by inserting the following as a new clause (h):

“(h)    Mandatory Prepayments of Superpriority Loans on Certain Triggering Events.

(i)    Notwithstanding the Borrower’s right to make an optional prepayment of Loans, but subject to the following sentence, if (A) at any time following the first incurrence of the Superpriority Loans, the Borrower or any other Credit Party (x) makes Restricted Payments (other than Restricted Payments pursuant to Section 10.06(f)(ii)) directly or indirectly with the net cash or non-cash proceeds from the Disposition of Borrowing Base Properties or Equity Interests in any Restricted Subsidiary or Minority Investment owning Borrowing Base Properties (in each case, determined based on the Fair Market Value of the Properties being Disposed of (after giving effect to and subtracting the Fair Market Value of any concurrent acquisitions of Oil and Gas Properties by the Borrower and its Restricted Subsidiaries with respect to which the Borrower has delivered a Reserve Report and which constitute Mortgaged Properties to the extent required to satisfy the Collateral Coverage Minimum)) or (y) Disposes of Borrowing Base Properties or Disposes of any Equity Interests in any Restricted Subsidiary or Minority Investment owning Borrowing Base Properties through the making of Restricted Payments or by designating a Restricted Subsidiary as an Unrestricted Subsidiary (in any case, determined based on the Fair Market Value of the Properties being Disposed of), then (B) substantially concurrently with any Restricted Payment described in Section 5.2(h)(i)(A)(x) or any Disposition described in Section 5.2(h)(i)(A)(y), the Borrower shall prepay outstanding Superpriority Loans in an amount, if any, by which (x) the aggregate amount of Restricted Payments described in Section 5.2(h)(i)(A)(x) and the Dispositions described in Section 5.2(h)(i)(A)(y) exceeds (y) the sum of (1) $50,000,000 and (2) any previous prepayments of Superpriority Loans made pursuant to this Section 5.2(h)(i). The prepayment required in the preceding sentence shall be required only if at the time such Restricted Payment or Disposition is made, and after giving pro forma effect to such Restricted Payment or Disposition, the Variable Amount is, or would be, less than $500,000,000.

(ii)    Within three (3) Business Day of the occurrence of each Triggering Event (as defined below), the Borrower shall prepay the outstanding Superpriority Loans in full. For purposes hereof, each of the following shall constitute a “Triggering Event”: (A) the occurrence of a Change of Control or any amendment to the definition of “Change of Control” that is not consented or agreed to by the Majority Superpriority Lenders, and (B) any Permitted Holder, any Sponsor, any other holder of Equity Interest of the Borrower, or any other Affiliate of any Credit Party becomes a Lender, a Participant, a holder of any Pari Debt, a participant of any Pari Debt, or a holder of any Indebtedness which Refinances any Loan.

(iii)    Any amendment, modification or waiver of this Section 5.2(h) shall require the prior written consent of each Superpriority Lender directly and adversely affected thereby.”

(x)    Section 9.12 of the Credit Agreement is amended by adding the following after the end thereof:

“; provided that the Borrower will use the proceeds of the Superpriority Loans to (i) to repay outstanding Initial Loans and (ii) provide for the working capital needs of the Borrower and its Subsidiaries and for other general corporate purposes.”

(y)    Section 11.1 of the Credit Agreement is amended by inserting “(including any failure to make an offer to make payment in lieu of a mandatory prepayment under Section 5.2(f))” after “(a) default in the payment when due of any principal of the Loans” therein.

(z)    The second paragraph of Section 11.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent may with the consent of and, upon the written request of the Majority Lenders, shall, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower or any other Credit Party, except as otherwise specifically provided for in this Agreement (provided that, (i) if an Event of Default specified in Section 11.5 shall occur with respect to the Borrower, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses (a), (b) and (c) below shall occur automatically without the giving of any such notice and (ii) if an Event of Default specified in Section 11.1 shall occur with respect to the Superpriority Loans and be continuing, the Administrative

Agent may with the consent of and, upon the written request of the Majority Superpriority Lenders, shall, by written notice to the Borrower declare the principal of and any accrued interest and fees in respect of any or all Superpriority Loans and any or all Obligations owing to Superpriority Lenders in respect of Superpriority Loans hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower): (a) declare the Total Commitment and Swingline Commitment terminated, whereupon the Commitment of each Lender and the Swingline Lender, as the case may be, shall forthwith terminate immediately and any fees theretofore accrued shall forthwith become due and payable without any other notice of any kind, (b) declare the principal of and any accrued interest and fees in respect of any or all Loans and any or all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and/or (c) demand cash collateral in respect of any outstanding Letter of Credit pursuant to Section 3.7(b) in an amount equal to the aggregate Stated Amount of all Letters of Credit issued and then outstanding. In addition, after the occurrence and during the continuance of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.”

(aa)    Section 13.6(b)(i)(A) of the Credit Agreement is amended by inserting “or better” immediately prior to “credit worthiness” therein.

(bb)    Section 13.6(b)(ii) of the Credit Agreement is amended by (i) renumbering clause (A) as clause (B), (ii) clause (B) as clause (C), (iii) clause (C) as clause (D), (iv) clause (D) as clause (E) and (v) inserting the following as a new clause (A) therein:

“(A)    assignments of Superpriority Loans shall require the consent of the Borrower (not to be unreasonably withheld or delayed); provided that no consent of the Borrower shall be required (x) for an assignment of a Superpriority Loan to an existing Superpriority Lender and their Affiliates of similar or better credit worthiness and (y) for an assignment if an Event of Default under Section 11.1 or Section 11.5 with respect to the Borrower or any Material Subsidiary has occurred and is continuing;”

(cc)    Section 13.6(c)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(i)    Any Lender may, with the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed), sell participations to one or more banks or other entities other than any Defaulting Lender, any Disqualified Institution (to the extent that the list of Disqualified Institutions has been made available to all Lenders, it being agreed that as of the date hereof, the Administrative Agent has made the list of Disqualified Institutions available to all Lenders), the Borrower or any Subsidiary of the Borrower or their respective Affiliates or natural persons (each, a “Participant”) in all or a portion of such

Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that no consent of the Borrower shall be required (x) for any sale (other than a sale of participations in Superpriority Loans) to an existing Lender and their Affiliates of similar or better credit worthiness, (y) for any sale of participations in Superpriority Loans to an existing Superpriority Lender and their Affiliates of similar or better credit worthiness and (z) for a sale if an Event of Default under Section 11.1 or Section 11.5 with respect to the Borrower or any Material Subsidiary has occurred and is continuing; provided further that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i) or (ii) of the second proviso of the second sentence of Section 13.1(a) that affects such Participant, provided that the Participant shall have no right to consent to any modification to the percentages specified in the definitions of the terms “Majority Lenders”, “Required Lenders” or “Borrowing Base Required Lenders”. Subject to clause (c)(ii) of this Section 13.6, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.11, 3.11 and 5.4 to the same extent as if it were a Lender (subject to the limitations and requirements of those Sections and Sections 2.12 and 13.7) and had acquired its interest by assignment pursuant to clause (b) of this Section 13.6). To the extent permitted by Requirements of Law, each Participant also shall be entitled to the benefits of Section 13.8(b) as though it were a Lender; provided such Participant agrees to be subject to Section 13.8(a) as though it were a Lender.”

Section 4.    Ratification; Consent; Further Assurances. Each Credit Party hereby ratifies and confirms all of its obligations under the Credit Agreement (as amended hereby) and the other Credit Documents related thereto, and, in particular, affirms that, after giving effect to this Agreement, the terms of the Security Documents secure, and will continue to secure, the Obligations (as amended hereby). Pursuant to Section 2.16(c)(viii) of the Credit Agreement, HSBC Bank USA, National Association, as the Administrative Agent, the Swingline Lender and the sole Issuing Bank hereby consents to the addition of each Superpriority Lender as a Lender under the Credit Agreement, as amended hereby. Notwithstanding Section 9.13 of the Credit Agreement and unless otherwise agreed to by the Majority Superpriority Lenders, (a) within 30 days after the date hereof (or such later date agreed to by the Majority Superpriority Lenders), the Borrower will cause to be delivered an opinion of Louisiana counsel for the Borrower and the Credit Parties covering the reaffirmations delivered pursuant to Section 6(g) below and the Mortgages, as reaffirmed thereby, in such form and substance reasonably acceptable to Majority Superpriority Lenders, and (b) the Borrower will, and will cause each other Credit Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, assignments of as-extracted collateral arising from the Borrowing Base Properties, mortgages, deeds of trust and other documents) that Majority Superpriority Lenders may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the applicable Security Documents, including to confirm, ratify and continue the Liens created thereunder as security for the Obligations (as amended hereby), all at the expense of the Borrower and the Restricted Subsidiaries. HSBC Bank USA, National Association, as the Administrative Agent, acknowledges reaffirmation, ratification and confirmation by the Credit Parties provided herein and in the reaffirmations of Mortgages delivered pursuant to Section 6(g) below.

Section 5.    Fees. As consideration for the commitments and agreements of the Superpriority Lenders hereunder, the Borrower agrees to pay (or cause to be paid) to the Superpriority Lenders (i) an upfront fee (allocated among the Superpriority Lenders pro rata according to their Superpriority Commitments on the date hereof), payable on, and subject to the occurrence of, the Incremental Agreement Effective Date, equal to 6.50% of the aggregate amount of the Superpriority Commitments in effect on the Incremental Agreement Effective Date, and (ii) a structuring fee (allocated among the Superpriority Lenders pro rata according to their Superpriority Commitments on the date hereof), payable on, and subject to the occurrence of, the Incremental Agreement Effective Date, equal to 6.50% of the aggregate amount of the Superpriority Commitments in effect on the Incremental Agreement Effective Date.

Section 6.    Effectiveness. This Incremental Agreement and the Superpriority Commitments shall become effective on the first date on which each of the conditions set forth in this Section 6 is satisfied or waived (such date, the “Incremental Agreement Effective Date”):

(a)    The Administrative Agent shall have received duly executed counterparts of this Agreement from each Credit Party, the Administrative Agent, the Issuing Bank, the Swingline Lender and each of the Superpriority Lenders.

(b)    Upon the request of any Superpriority Lender made through the Administrative Agent no later than two (2) days prior to the Incremental Agreement Effective Date, the Borrower shall have delivered to such Superpriority Lender (through the Administrative Agent) a promissory note executed by the Borrower evidencing the Superpriority Loans owing to such Superpriority Lender.

(c)    Each Credit Party shall have confirmed and acknowledged to the Administrative Agent and the Superpriority Lenders, and by its execution and delivery of this Agreement, each Credit Party does hereby confirm and acknowledge to the Administrative Agent and the Superpriority Lenders, that (i) the execution, delivery and performance of this Agreement has been duly authorized by all requisite corporate or other organizational action, as applicable, on the part of such Credit Party, (ii) the Credit Agreement and each other Credit Document to which it or any of its Subsidiaries is a party constitute valid and legally binding agreements enforceable against such Credit Party in accordance with their respective terms, except as such enforceability may be limited by Debtor Relief Laws, by general principles of equity and by a covenant of good faith and fair dealing, (iii) each of the representations and warranties set forth in the Credit Agreement and each other Credit Document is true and correct as of the Incremental Agreement Effective Date (except to the extent any such representation or warranty is made as of a specific date, in which case such representation and warranty was true and correct as of such date), (iv) no Default or Event of Default exists under the Credit Agreement or any of the other Credit Documents, (v) the Borrower has not incurred (and will not incur) any Incremental TL Facilities pursuant to Section 2.14(d)(v)(A) of either Senior Secured Term Loan Facility or any Incremental Equivalent Indebtedness, in either case, prior to or concurrently with the incurrence of the Superpriority Incremental Facility on the Incremental Agreement Effective Date, and (vi) the requisite offers to the existing Lenders under Section 2.16(c)(vii) of the Credit Agreement have been made and the minimum time period for existing Lenders to agree to participate in the Superpriority Facility has elapsed or all existing Lenders under the Credit Agreement have declined to participate in the Superpriority Facility.

(d)    HPS Investment Partners, LLC (“HPS”) shall have confirmed to the Administrative Agent that all fees required to be paid by the Borrower hereunder to such Superpriority Lender shall have been paid.

(e)    All fees required to be paid to HPS or any Superpriority Lender hereunder, or to the Administrative Agent pursuant to the Credit Agreement or any fee letter, shall have been paid.

(f)    The Borrower shall have executed and delivered a Notice of Borrowing with respect to the Superpriority Loans, and all the Superpriority Loans shall be funded substantially concurrently with the Incremental Agreement Effective Date; provided that at least $75,000,000 of net cash proceeds of the Superpriority Loans shall be substantially concurrently applied by the Administrative Agent on the Incremental Agreement Effective Date directly to repay outstanding Initial Loans.

(g)    The Administrative Agent shall have received fully executed and notarized reaffirmations to the Mortgages in form and substance reasonably acceptable to HPS evidencing and confirming that the Liens granted under the Mortgages will secure the Obligations (as amended hereby), including the Superpriority Loans.

Section 7.    Governing Law. THIS AGREEMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

Section 8.    Miscellaneous. (a) On and after the Incremental Agreement Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import, referring to the Credit Agreement, and each reference in each other Credit Document, notice, request, certificate or other document (executed concurrently with or after the execution and delivery of this Agreement) to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Agreement unless the context shall otherwise require; (b) the execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any default of any Credit Party or any right, power or remedy of the Administrative Agent or the Lenders under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents; (c) this Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement; (d) delivery of an executed counterpart of a signature page to this Agreement by telecopier or by email (i.e. PDF) shall be effective as delivery of a manually executed original counterpart of this Agreement; and (e) this Agreement shall constitute a Credit Document for all purposes of the Credit Agreement and the other Credit Documents.

Section 9.    Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto. Nothing herein shall be deemed to entitle the Borrower or any Guarantor to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances.

Section 10.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 11.    Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of the Administrative Agent, the Issuing Bank, the Lenders and the Credit Parties and their respective successors and assigns.

Section 12.    Headings. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 13.    Final Agreement. THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS, INCLUDING THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

VINE OIL & GAS LP, as the Borrower

By:	/s/ Eric D. Marsh
Name:	Eric D. Marsh
Title:	President and CEO

VINE OIL & GAS HAYNESVILLE LLC,
VINE MANAGEMENT SERVICES LLC, as the Guarantors

By:	/s/ Eric D. Marsh
Name:	Eric D. Marsh
Title:	President and CEO

[Incremental Agreement Signature Page]

HSBC BANK USA, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Ecliff Jackman
Name:	Ecliff Jackman
Title:	Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, as Issuing Bank

By:	/s/ John P. Northington
Name:	John P. Northington
Title:	SVP

HSBC BANK USA, NATIONAL ASSOCIATION, as Swingline Lender

By:	/s/ John P. Northington
Name:	John P. Northington
Title:	SVP

[Incremental Agreement Signature Page]

HPS INVESTMENT PARTNERS, LLC as Superpriority Lender

By:	/s/ Kim Bourgeois
Name:	Kim Bourgeois
Title:	Managing Director

MORENO STREET DIRECT LENDING FUND, L.P., as Superpriority Lender

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Kim Bourgeois
Name:	Kim Bourgeois
Title:	Managing Director

AIGUILLES ROUGES SECTOR A INVESTMENT FUND, L.P., as Superpriority Lender

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Kim Bourgeois
Name:	Kim Bourgeois
Title:	Managing Director

SWISS CAPITAL HPS PRIVATE DEBT FUND L.P., as Superpriority Lender

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Kim Bourgeois
Name:	Kim Bourgeois
Title:	Managing Director

[Incremental Agreement Signature Page]

JADE REAL ASSETS FUND, L.P., as Superpriority Lender

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Kim Bourgeois
Name:	Kim Bourgeois
Title:	Managing Director

AXA EQUITABLE LIFE INSURANCE COMPANY, as Superpriority Lender

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Kim Bourgeois
Name:	Kim Bourgeois
Title:	Managing Director

[Incremental Agreement Signature Page]

MACQUARIE BANK LIMITED, as Superpriority Lender

By:	/s/ Michael Brownlie
Name:	Michael Brownlie
Title:	Division Director
Energy Markets Division

By:	/s/ Sarah K S Danne
Name:	Sarah K S Danne
Title:	Associate Director
Legal Risk Management

POA Ref: #2090 dated 26 November 2015 expiring 30 November 2017, signed in Sydney

[Incremental Agreement Signature Page]

SCHEDULE 1

SUPERPRIORITY LENDERS; SUPERPRIORITY COMMITMENTS

Superpriority Lender	Superpriority Commitment
AXA Equitable Life Insurance Company	$30,000,000.00
Aiguilles Rouges Sector A Investment Fund, L.P.	45,977,011.50
Swiss Capital HPS Private Debt Fund L.P.	21,839,080.46
Jade Real Assets Fund, L.P.	45,977,011.50
Moreno Street Direct Lending Fund, L.P.	5,206,896.54
Macquarie Bank Limited	1,000,000.00

TOTAL	$150,000,000

Schedule 1